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                                  EXHIBIT 99.3

           THIS ELECTION STATEMENT IS SEPARATE FROM THE FORM OF PROXY. COMPLETE THIS ELECTION STATEMENT WHETHER OR NOT YOU FILL OUT THE PROXY.

                               ELECTION STATEMENT

                          FOR SHARES OF COMMON STOCK OF

                              PRAIRIE SECURITY BANK

ACTION IS REQUIRED BY WEDNESDAY, JANUARY 15, 1996. YOUR RIGHTS AS A SHAREHOLDER WILL BE AFFECTED IF YOU FAIL TO SUBMIT THIS FORM. This Election Statement must be delivered to First Community Financial Group, Inc. before 5:00 p.m. Washington time on Wednesday, January 15, 1996. Please mail or deliver this Election Statement to "First Community Financial Group, Inc."

        By Mail:                                      By Hand:
        P.O. Box 3800                                 721 College Avenue
        Lacey, Washington  98509-3800                 Lacey, Washington  98509
        Attention:  Ken Parsons                       Attention:  Ken Parsons

                        Telephone Number: (340) 459-1100

Please do NOT include your stock certificates with this Election Statement. You will receive further instructions on the procedure for turning in your stock certificates after the merger transaction has been consummated.

                                  INSTRUCTIONS

1. ELECTION. You are being asked to elect whether you would like to receive shares of FCFG common stock ("FCFG Shares"), cash or a combination of FCFG Shares and cash, in exchange for your shares of the common stock of Prairie Security Bank ("PSB Shares"). To preserve your ability to make this election, you must submit this Election Statement for all PSB Shares held by you as of the Record Date, regardless of whether you vote for or against the proposed merger. IF YOU FAIL TO TIMELY SUBMIT THIS ELECTION STATEMENT, YOUR PSB SHARES WILL BE EXCHANGED AS PROVIDED IN THE MERGER AGREEMENT. See "The Merger--Election Procedure and Adjustment" in the Prospectus/Proxy Statement.

2. METHOD OF DELIVERY. The method of delivery of all documents is at your option and risk, but if delivery is by mail, then certified or registered mail, return receipt requested, is recommended.

3. NOMINEES. Nominees may submit a separate Election Statement for each beneficial owner of shares, provided that valid Election Statements are submitted by such nominee for all PSB Shares held by such person as nominee.

4. TAXES: You are urged to consult with your own tax advisor regarding the tax consequences of the merger and your exchange of the PSB Shares. The tax consequences will vary from shareholder to shareholder.

5. ADJUSTMENT TO ELECTION AMOUNTS: You may not receive the specific ratio of stock and cash noted in your election. The terms of the Merger Agreement provide that shareholder elections will be subject to adjustment to meet an overall ratio of stock-to-cash to be set by the FCFG board of directors before the merger is consummated. See "The Merger -- Election Procedure and Adjustment" of the Prospectus/Proxy and the Merger Agreement at Appendix A.

6. FURTHER QUESTIONS. Questions and requests for assistance or for additional copies of this Election Statement may be directed to FCFG at the mailing address or the telephone number set forth above.


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ELECTION: Pursuant to the election procedures set forth in the Plan and
Agreement of Reorganization and Merger dated September 11, 1996, as amended and restated (the "Merger Agreement") providing for the merger of Prairie Security Bank ("PSB") with and into a subsidiary of First Community Financial Group, Inc. ("FCFG"), the undersigned hereby elects to receive the consideration specified below in the merger for all of the shares of Common Stock of Prairie Security Bank ("PSB") held by the undersigned. [Check one.]:


         / /      All Common Stock of FCFG ("FCFG Shares")

         / /      All Cash

         / /      Combination of FCFG Shares and Cash, as follows:

                  _________________ % FCFG Shares, and the remainder in Cash


         NOTE: Shareholder elections will be subject to adjustment to meet an overall ratio of stock-to-cash as outlined in Merger Agreement.


SHARES COVERED BY THIS ELECTION:

Name and Address of Registered Holder (Print)          Number of Shares Owned
---------------------------------------------          ----------------------


---------------------------------------------          ----------------------
(Name)


---------------------------------------------
(Address)


---------------------------------------------
(City)             (State)         (Zip Code)


----------------         --------------------
Day Phone Number         Evening Phone Number



---------------------------------------------          ----------------------
     Signature of Registered Holder                    Social Security Number



---------------------------------------------          ----------------------
     Signature of Registered Holder                    Social Security Number

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ACTION IS REQUIRED BY WEDNESDAY, JANUARY 15, 1996. YOUR RIGHTS AS A SHAREHOLDER
WILL BE AFFECTED IF YOU FAIL TO SUBMIT THIS FORM. This Election Statement must be delivered to First Community Financial Group, Inc. before 5:00 p.m. Washington time on Wednesday, January 15, 1996. Please mail or deliver this Election Statement to "First Community Financial Group, Inc."

          By Mail:                                    By Hand:
          P.O. Box 3800                               721 College Avenue
          Lacey, Washington  98509-3800               Lacey, Washington  98509
          Attention:  Lori Fobes                      Attention:  Lori Fobes

                        Telephone Number: (340) 459-1100